Exhibit 31.4
CERTIFICATIONS
I, Elias Habayeb, certify that:
1. I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A of Corebridge Financial, Inc.; and
2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.
Date: April 22, 2026

/S/ ELIAS HABAYEB
Elias Habayeb
Executive Vice President and
Chief Financial Officer